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                                                                   EXHIBIT 21.1

                    SUBSIDIARIES OF GULFMARK OFFSHORE, INC.

Name of Subsidiary or Organization            State or Country of Incorporation
----------------------------------            ---------------------------------


Gulf Offshore N.S. Ltd.                                    England

GulfMark North Sea Ltd.                                    England

Dianne Operating Ltd.                                      England

Gulf Marine Far East PTE. Ltd.                            Singapore

Gulf Offshore Marine International, Inc.                   Panama

Gulf Offshore Far East Inc.                                Panama

SeaMark, Ltd.                                              Panama

Gulf Marine do Brazil, Ltd.                                Brazil

Semaring Logistics (M) Sdn. Bhd.                          Malaysia

Chalvoyage (M) Sdn. Bhd.                                  Malaysia

Gulf Offshore Shipping Services Inc.                       Panama